Exhibit 21.1

SUBSIDIARIES OF CANOPY GROWTH CORPORATION

As of March 31, 2020

Entity Name	Jurisdiction of Incorporation or Organization
10006215 Manitoba Ltd.	Canada
102021766 Saskatchewan Ltd.	Canada
10252832 Canada Inc.	Canada
10607410 Canada Inc.	Canada
10663824 Canada Inc.	Canada
11065220 Canada Inc.	Canada
11128752 Canada Inc.	Canada
11239490 Canada Inc.	Canada
11318152 Canada Inc.	Canada
1135024 B.C. Ltd.	Canada
1175908 B.C. Ltd.	Canada
150486 Limited	Jamaica
1955625 Ontario Inc.	Canada
2102397 Alberta Ltd.	Canada
2344823 Ontario Inc.	Canada
2532461 Ontario Inc.	Canada
2605837 Ontario Inc.	Canada
2703740 Ontario Inc.	Canada
80694 Newfoundland & Labrador Inc.	Canada
9388036 Canada Inc.	Canada
Algarithm Ingredients Inc.	Canada
Andina Investimentos e Partcipacoes Ltda.	Brazil
Apollo Applied Research Inc.	Canada
Apollo CRO Inc.	Canada
Batavia Bio Processing Limited	US
BC Tweed Joint Venture Inc.	Canada
Beckley Biomedical Limited	UK
Beckley Canopy Therapeutics Limited	UK
Bionorica Ethics GmbH	Germany

BioSteel Sports Nutrition Inc.	Canada
Bloom Investimentos Ltda.	Brazil
Bow Lake Cannabis Ltd.	Canada
C3 Cannabinoid Compound Company GmbH	Germany
C3 Ethics Austria GmbH	Austria
Canamo y Fibras Naturales S.L.	Spain
Canindica Capital Ltd.	Bahamas
Canopy Biomedical LATAM S. de. R.L.	Panama
Canopy Growth Africa (Pty) Ltd.	South Africa
Canopy Growth APAC Holdings PTY Ltd.	Australia
Canopy Growth Argentina Corporation SRL	Argentina
Canopy Growth Australia Pty Ltd.	Australia
Canopy Growth Brasil Biomedical Ltda	Brazil
Canopy Growth Chile SPA	Chile
Canopy Growth Colombia SAS	Colombia
Canopy Growth Corporation de Mexico S. de R.L. de C.V.	Mexico
Canopy Growth Czech s.r.o.	Czech
Canopy Growth Denmark ApS	Denmark
Canopy Growth Farms Australia PTY Ltd.	Australia
Canopy Growth Germany GmbH	Germany
Canopy Growth Hellas S.A.	Greece
Canopy Growth Holdings BV	Netherlands
Canopy Growth Italia S.r.l.	Italy
Canopy Growth LATAM Holdings Corporation	Canada
Canopy Growth Lesotho (Pty) Ltd.	Lesotho
Canopy Growth New Zealand Limited	New Zealand
Canopy Growth Panama Pacifico, S.de R.L.	Panama
Canopy Growth Peru S.A.C.	Peru
Canopy Growth Polska Sp. Z.o.o.	Poland
Canopy Growth South Africa (Pty) Ltd.	South Africa
Canopy Growth UK Limited	UK
Canopy Growth USA LLC	US
Canopy Hemp Corporation	Canada

Canopy Rivers Corporation	Canada
Canopy Rivers Inc.	Canada
Coldstream Manufacturing I LLC	US
Coldstream Real Estate Holdings I LLC	US
Coldstream Real Estate Holdings II LLC	US
Coldstream Real Estate Holdings III LLC	US
Coldstream Real Estate Holdings Inc.	Canada
DOJA Café Ltd.	Canada
DOJA Cannabis Ltd.	Canada
EB Transaction Corp.	US
EB Transaction Sub I LLC	US
GRRBWA Coffee Inc.	US
GRRBWA LLC	US
Hiku Brands Company Ltd.	Canada
HIP Developments LLC	US
HIP NY Developments LLC	US
Joint Investment Group Inc.	Canada
JuJu Joints Canada Corp.	Canada
Les Serres Vert Cannabis Inc.	Canada
Mettrum Hempworks Inc.	Canada
Midas Letter Films 420 Ltd.	Canada
Mixibrite (Pty) Ltd.	South Africa
Nature's Health Products Canada Corp.	Canada
POS Bio-Sciences USA Inc.	US
POS Capital Ltd.	Canada
POS Holdings Corp.	Canada
POS Management Corp.	Canada
POS Pilot Plant Corporation	Canada
Rivers Brands Inc.	Canada
SG Spirit Subco Inc.	US
SG Spirit Subco LLC	US
Spectrum Biomedical South Africa (Pty) Ltd.	South Africa
Spectrum Biomedical UK Limited	UK

Spectrum Cannabis Canada Ltd.	Canada
Spectrum Health Corp.	Canada
Spectrum Labs Brasil S.A.	Brazil
Stobi GmbH & Co. KG	Germany
Storz & Bickel America, Inc.	US
Storz & Bickel GmbH	Germany
Storz & Bickel GmbH & Co. KG	Germany
THC Pharm GmbH Health Concept	Germany
The Tweed Tree Lot Inc.	Canada
This Works! Products Ltd.	UK
Thoth Investimentos Ltda.	Brazil
TS Brand Co Inc.	Canada
TS Calgary Beltline Coffee Inc.	Canada
TS Prairie Retail Corp.	Canada
Tweed Farms Inc.	Canada
Tweed Franchise Inc.	Canada
Tweed Grasslands Cannabis Inc.	Canada
Tweed Inc.	Canada
Tweed Leasing Corp.	Canada
TWP IP Ltd.	UK
TWP UK Holdings Ltd.	UK
TWP USA Inc.	US
Vapormed GmbH & Co. KG	Germany
Vert Cannabis Inc.	Canada
Wachstum Assets Inc.	Canada
Wachstum GP Inc.	Canada
Wachstum Produce (Delta) Inc.	Canada
Wachstum Produce (Delta) Limited Liability Partnership	Canada
Wachstum Produce (Holdings) Inc.	Canada
Wachstum Produce GP Inc.	Canada
Wachstum Produce Limited Liability Partnership	Canada
Wachstum Produce Limited Partnership	Canada